Exhibit 107

Calculation of Filing Fee Tables

Form F-1

(Form Type)

Corporación Inmobiliaria Vesta, S.A.B. de C.V.

(Exact Name of Registrant as Specified in its

Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(3)	Proposed Maximum Offering Price Per Share (3)(4)	Maximum Aggregate Offering Price (3)(4)	Fee Rate	Amount of Registration Fee (4)
Newly Registered Securities
Fees to Be Paid	Equity	Common shares, no par value, represented by American depositary shares, or “ADSs” (1)(2)	457(c)	2,500,000	$3.50	$8,750,000	0.00014760	$1,291.50
	Total Offering Amounts					$8,750,000		$1,291.50
	Total Fees Previously Paid							$0
	Total Fee Offsets							$0
	Net Fee Due							$1,291.50

(1)	American depositary shares issuable upon deposit of common shares registered hereby have been registered under a separate registration statement on Form F-6 (Registration No. 333-272542). Each American depositary share represents ten common shares.

(2)	Includes common shares represented by ADSs initially offered and sold outside the United States that may be resold from time to time in the United States either as part of the distribution or within 40 days after the later of the effective date of this registration statement and the date the securities are first bona fide offered to the public.

(3)	The 2,500,000 common shares represented by ADS being registered in this Registration Statement are in addition to the 40,000,000 common shares represented by ADSs registered pursuant to the Registrant’s Registration Statement on Form F-1 (File No. 333-275896).

(4)	Estimated in accordance with Rule 457(c) of the Securities Act of 1933, as amended, on the basis of $35.00 per ADS (each ADS representing ten common shares), the public offering price to be set forth on the cover page of the Registrant’s prospectus dated December 7, 2023 relating to its public offering pursuant to the Registrant’s Registration Statement on Form F-1 (File No. 333-275896). A registration fee was previously paid in connection with that Registration Statement.